Exhibit 99.1


                              PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008


FOR IMMEDIATE RELEASE                                  CONTACT: HARVEY M. GUTMAN
                                                                  (732) 499-4327

                        PATHMARK ANNOUNCES FOURTH QUARTER
                        AND FULL YEAR FISCAL 2004 RESULTS


--------------------------------------------------------------------------------


Carteret, New Jersey, April 13, 2005 - Pathmark Stores, Inc. (Nasdaq: PTMK) today reported unaudited results for its fourth quarter and fiscal year ended January 29, 2005 and announced its intention to extend the filing date of its Annual Report on Form 10-K.

The decision to extend the filing date is due to the demands on the Company's internal staff due to complex accounting issues, and efforts surrounding management's assessment of the Company's internal control over financial reporting. This additional time will allow the Company's independent registered public accountant to complete its audit of the Company's financial statements. The Company does not currently believe that any material adjustments will be made to the Company's herein or previously reported financial condition or results of operations. The Company currently anticipates filing its 2004 Annual Report on Form 10-K on or before April 29, 2005.

Fourth Quarter of Fiscal 2004 Results
-------------------------------------

Sales for the fourth quarter of fiscal 2004 were $996.8 million, a decrease of 1.6% from $1,012.5 million in the prior year's fourth quarter. Same-store sales decreased 2.6% in the fourth quarter. The Company reported a net loss of $262.3 million, or $8.73 per diluted share, in the fourth quarter of fiscal 2004 compared to net earnings of $9.6 million, or $0.32 per diluted share, in the prior year's fourth quarter.

The results for the fourth quarter of fiscal 2004 included the following items:

* A pre-tax non-cash charge of $270.4 million, or $8.76 per diluted share, for the impairment of goodwill ($254.1 million, or $8.45 per diluted share) and long-lived assets ($16.3 million, or $0.31 per diluted share);

* In accordance with recent SEC clarification with respect to lease accounting, a pre-tax credit of $4.8 million, or $0.09 per diluted share, to cumulatively correct the calculation of straight-line rent expense by reducing the deferred rent liability;

* In accordance with the recent SEC clarification with respect to lease accounting, a pre-tax charge of $2.0 million, or $0.04 per diluted share, to cumulatively correct the amortization of certain leasehold improvements;

* A pre-tax charge of $3.0 million, or $0.06 per diluted share, to cumulatively record the liability for medical expenses under our long-term disability plan; and

* A tax provision of $1.1 million or $0.04 per diluted share to record reserves for state net operating loss carryforwards, net of a deferred tax liability benefit.

Excluding these items, net earnings in the fourth quarter of fiscal 2004 would have been $2.5 million, or $0.08 per diluted share.

The results for the fourth quarter of fiscal 2003 included a $1.6 million pre-tax interest charge, or $0.03 per diluted share, related to the repayment of $51 million of the Company's term loan. Excluding this item, net earnings in the fourth quarter of fiscal 2003 would have been $10.5 million, or $0.35 per diluted share.

Fiscal 2004 Results
-------------------

Sales for fiscal 2004 were $3,978.5 million, a decrease of 0.3% from $3,991.3 million in fiscal 2003. Same-store sales decreased 0.8% in fiscal 2004. The net loss was $269.3 million, or $8.96 per diluted share, in fiscal 2004 compared to net earnings of $16.5 million, or $0.54 per diluted share, in fiscal 2003. The results for fiscal 2004 included the following items:

* A pre-tax charge of $270.4 million or $8.76 per diluted share, for the impairment of goodwill ($254.1 million, or $8.45 per diluted share) and long-lived assets ($16.3 million, or $0.31 per diluted share);

* In accordance with recent SEC clarification with respect to lease accounting, a pre-tax credit of $4.8 million, or $0.09 per diluted share, to cumulatively correct the calculation of straight-line rent expense by reducing the deferred rent liability;

* In accordance with the recent SEC clarification with respect to lease accounting, a pre-tax charge of $2.0 million, or $0.04 per diluted share, to cumulatively correct the amortization of certain leasehold improvements;

* A pre-tax charge of $3.0 million, or $0.06 per diluted share, to cumulatively record the liability for medical expenses under our long-term disability plan;

* A pre-tax interest charge of $1.7 million, or $0.03 per diluted share, related to the refinancing of the Company's bank credit agreement;

* Pre-tax gains of $1.5 million, or $0.03 per diluted share, from the sale of real estate; and

* A tax provision of $1.1 million or $0.04 per diluted share to record reserves for state net operating loss carryforwards, net of a deferred tax liability benefit.

Excluding these items, the net loss in fiscal 2004 would have been $4.4 million, or $0.15 per diluted share.

The results for fiscal 2003 included a pre-tax gain of $13.7 million, or $0.27 per diluted share, from the sale of real estate; a pre-tax charge of $8.1 million, or $0.16 per diluted share, related to labor buyout and headcount reduction programs; and a pre-tax interest charge of $6.3 million, or $0.13 per diluted share, related to the refinancing and pay down of $171.0 million of the Company's term loan. Excluding these items, net earnings in fiscal 2003 would have been $16.9 million, or $0.56 per diluted share.

Eileen Scott, Chief Executive Officer said, "While fiscal 2004 sales and earnings were in line with the guidance we provided last October, we are disappointed with our results for the year, which we believe do not reflect Pathmark's strong market position and prime store locations."

FIFO EBITDA, (which the Company defines as earnings (loss) before interest, taxes, depreciation and amortization, and the LIFO charge (credit)), before impairment charges, was $47.4 million and $149.9 million, respectively, in the fourth quarter and in fiscal 2004, compared to $54.0 million and $184.9 million, respectively, in the prior year's fourth quarter and in fiscal 2003. Excluding the aforementioned credit of $4.8 million and the aforementioned charge of $3.0 million in the fourth quarter of fiscal 2004, FIFO EBITDA would have been $45.6 million. Excluding the aforementioned credit of $4.8 million, the aforementioned charge of $3.0 million and gains of $1.5 million from the sales of real estate in fiscal 2004, FIFO EBITDA would have been $146.6 million. Excluding the aforementioned credit of $13.7 million and the aforementioned charge of $8.1 million in fiscal 2003, FIFO EBITDA would have been $179.3 million.

The Company is presenting FIFO EBITDA and each of FIFO EBITDA and net earnings
(loss) excluding the identified items above in order to allow investors to compare more fully Pathmark's performance in the fourth quarter and in fiscal 2004 with its performance in the fourth quarter and in fiscal 2003. None of these measures is calculated in accordance with generally accepted accounting principles. See the notes to the tables attached to this release for more information regarding FIFO EBITDA.

Total capital investments in fiscal 2004 were $119.0 million, including cash capital expenditures of $98.8 million, $4.5 million for the acquisition of the remaining 67% of a supermarket joint venture in Newark, New Jersey ("Newark Store") and capital leases of $15.7 million. During fiscal 2004, the Company opened three stores (including the Newark Store), renovated 19 stores, and closed two stores, one of which was operated by a joint venture in Brooklyn, New York.

The Company's capital investment plan for fiscal 2005, including capital leases, is expected to be approximately $67 million. This plan includes two new stores and the completion of eight store renovations. Both new stores are expected to open in the second half of fiscal 2005. One of the new stores is a replacement store. One store was closed in the first quarter of fiscal 2005.

The Company previously announced on March 24, 2005 that it had signed a securities purchase agreement with the Yucaipa Companies, LLC ("Yucaipa"), a Los Angeles based private equity firm, under which Yucaipa will invest $150 million in Pathmark. Pathmark and Yucaipa also executed a five-year management agreement pursuant to which Yucaipa will provide consulting services following the closing on corporate strategy, marketing, operations, finance and retail development. Under the terms of the securities purchase agreement, Yucaipa will purchase 20,000,000 newly issued shares of our common stock, 10,060,000 Series A warrants, and 15,046,350 Series B warrants. The Series A warrants have an exercise price of $8.50 per share and a three-year term. The Series B warrants have an exercise price of $15.00 per share and a ten-year term, but will not become exercisable until certain conditions are satisfied. The 20,000,000 newly issued shares will represent approximately 40% of our outstanding common stock. The transaction, which was unanimously approved by our Board of Directors, is subject to customary closing conditions and approval by our stockholders. The transaction is expected to close in the summer of fiscal 2005.

Pathmark will conduct a conference call at 2:00 p.m. Eastern Daylight Time (EDT) today. The call may be accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 14 days after the completion of the call at 1-877-519-4471, Pass Code 5826635. This press release and other financial and statistical information to be presented on the conference call will be accessible on the web by going to www.pathmark.com, 'Investor Relations', then clicking on 'Press Releases'.

Pathmark Stores, Inc. is a regional supermarket currently operating 142 supermarkets primarily in the New York - New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, FIFO EBITDA, sales and capital expenditures and are indicated by words or phrases such as "anticipates", "believes", "expects", "forecasts", "guidance", "intends", "may", "plans", "projects", "will" and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's reports and filings available from the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

                                (Tables Attached)

                                     Table A
                              Pathmark Stores, Inc.
                          Operating Results (Unaudited)
                      (in millions, except per share data)

                      Consolidated Statements of Operations

                                                                         13 Weeks Ended                52 Weeks Ended
                                                                   ----------------------------  ----------------------------
                                                                     January 29,  January 31,      January 29,    January 31,
                                                                        2005        2004              2005          2004
                                                                   ------------- --------------  ----------------------------
Sales............................................................  $      996.8  $   1,012.5     $    3,978.5  $   3,991.3
Cost of goods sold...............................................        (704.7)      (719.2)        (2,846.1)    (2,852.6)
                                                                   ------------- --------------  ----------------------------
Gross profit.....................................................         292.1        293.3          1,132.4      1,138.7
Selling, general and administrative expenses (a).................        (245.9)      (238.5)          (984.5)      (953.9)
Depreciation and amortization....................................         (24.8)       (20.8)           (89.4)       (84.0)
Impairment of goodwill and long-lived assets (b).................        (270.4)          --           (270.4)           --
                                                                   ------------- --------------  ----------------------------
Operating earnings (loss)........................................        (249.0)        34.0           (211.9)       100.8
Interest expense (c).............................................         (16.2)       (17.3)           (67.0)       (72.5)
                                                                   ------------- --------------  ----------------------------
Earnings (loss) before income taxes..............................        (265.2)        16.7           (278.9)        28.3
Income tax benefit (provision) (d)...............................           2.9         (7.1)             9.6        (11.8)
                                                                   ------------- --------------  ----------------------------
Net earnings (loss)..............................................  $     (262.3) $       9.6     $     (269.3) $      16.5
                                                                   ============= ==============  ============================
Weighted average number of shares outstanding
- basic..........................................................          30.1         30.1             30.1         30.1
                                                                   ============= ==============  ============================
Weighted average number of shares outstanding
- diluted........................................................          30.1         30.4             30.1         30.4
                                                                   ============= ==============  ============================
Net earnings (loss) per share - basic............................  $     (8.73)  $      0.32     $     (8.96)  $      0.55
                                                                   ============= ==============  ============================
Net earnings (loss) per share - diluted..........................  $     (8.73)  $      0.32     $     (8.96)  $      0.54
                                                                   ============= ==============  ============================


                       Supplemental Operating Results Data

                                                                         13 Weeks Ended                 52 Weeks Ended
                                                                   ----------------------------   ---------------------------
                                                                     January 29,  January 31,      January 29,    January 31,
                                                                        2005        2004              2005          2004
                                                                   ------------- --------------  ------------- --------------
FIFO EBITDA (e)..................................................  $    47.4     $      54.0     $   149.9     $     184.9
                                                                   ============= ==============  ============= ==============
Cash capital expenditures, including technology..................  $    17.3     $      25.7     $    98.8     $      68.8
Capital lease expenditures, including technology.................        0.4             5.2          15.7            10.5
Acquisition of Community Supermarket Corporation.................        --              --            4.5             --
                                                                   ------------- --------------  ------------- --------------
Total capital investment, including technology...................  $    17.7     $      30.9     $   119.0     $      79.3
                                                                   ============= ==============  ============= ==============
Gross profit (% of sales)........................................       29.3%           29.0%         28.5%           28.5%
                                                                   ============= ==============  ============= ==============
LIFO charge (credit) (% of sales) ...............................        0.1%           (0.1)%         0.1%               -%
                                                                   ============= ==============  ============= ==============
Selling, general and administrative expenses
(% of sales).....................................................       24.6%           23.6%         24.8%           23.9%
                                                                   ============= ==============  ============= ==============
FIFO EBITDA (% of sales).........................................        4.8%            5.3%          3.8%            4.6%
                                                                   ============= ==============  ============= ==============
Net earnings (loss) (% of sales).................................      (26.3)%           0.9%         (6.8)%           0.4%
                                                                   ============= ==============  ============= ==============

                                     Table B
                              Pathmark Stores, Inc.
                     Consolidated Balance Sheets (Unaudited)
                      (in millions, except per share data)

                                                                                      January 29,         January 31,
                                                                                         2005                2004
                                                                                     ------------        -------------
ASSETS
Current assets
   Cash                                                                              $      42.6         $        8.9
   Accounts receivable, net......................................................           19.9                 21.2
   Merchandise inventories.......................................................          182.2                185.8
   Due from suppliers............................................................           74.7                 81.3
   Other current assets..........................................................           21.4                 33.4
                                                                                     ------------        -------------
      Total current assets.......................................................          340.8                330.6
Property and equipment, net......................................................          573.9                584.5
Goodwill.........................................................................          184.4                434.0
Other noncurrent assets..........................................................          192.9                171.8
                                                                                     ------------        -------------
Total assets.....................................................................    $   1,292.0         $    1,520.9
                                                                                     ============        =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable..............................................................    $     102.1         $       87.2
   Current maturities of debt....................................................           36.6                  7.1
   Current portion of lease obligations..........................................           15.1                 17.6
   Accrued expenses and other current liabilities................................          160.3                148.2
                                                                                     ------------        -------------
      Total current liabilities..................................................          314.1                260.1
Long-term debt...................................................................          444.6                421.3
Long-term lease obligations......................................................          178.3                178.9
Deferred income taxes............................................................           71.7                 93.6
Other noncurrent liabilities.....................................................          178.8                192.0
                                                                                     ------------        -------------
Total liabilities................................................................        1,187.5              1,145.9
Stockholders'equity..............................................................          104.5                375.0
                                                                                     ------------        -------------
Total liabilities and stockholders' equity.......................................    $   1,292.0         $    1,520.9
                                                                                     ============        =============


                                 Capitalization

                                                                                      January 29,         January 31,
                                                                                         2005                2004
                                                                                     ------------        -------------
Debt.............................................................................    $     481.2         $      428.4
Capital lease obligations........................................................          193.4                196.5
                                                                                     ------------        -------------
Total debt and capital lease obligations.........................................          674.6                624.9
Stockholders' equity.............................................................          104.5                375.0
                                                                                     ------------        -------------
Total capitalization.............................................................    $     779.1         $      999.9
                                                                                      ===========          ===========

                                      -5-

                                     Table C
                              Pathmark Stores, Inc.
 Reconciliation of GAAP Net Earnings (Loss) to Proforma Net Earnings (Unaudited)
                              (Dollars in millions)


                                                               13 Weeks Ended
                              ----------------------------------------------------------------------------------
                                          January 29, 2005                           January 31, 2004
                              -----------------------------------------    -------------------------------------
                                                              Per                                       Per
                                             Net of         diluted                       Net of      diluted
                                Pre-tax        tax           share           Pre-tax       tax         share
                              ----------  --------------  -------------    ------------  ---------  ------------
Net earnings (loss), as
  reported....................$ (265.2)    $ (262.3)      $   (8.73)       $   16.7      $   9.6     $  0.32
Impairment of goodwill
  and long-lived assets.......   270.4        263.6            8.76              -            -          -
Long-term disability -
  medical expense
  adjustment..................     3.0          1.7            0.06              -            -          -
Depreciation adjustment
  on leasehold
  improvements................     2.0          1.2            0.04              -            -          -
Deferred financing costs
  write-off and derivative
  settlement charge...........       -           -              -               1.6          0.9        0.03
Deferred rent liability
  straight-line expense
  adjustment..................    (4.8)        (2.8)          (0.09)             -            -          -
Net tax provision
  adjustment related to
  state NOLs, net of a
  deferred tax liability
  benefit.....................       -          1.1            0.04              -            -          -
                              ----------  --------------  -------------    ------------  ---------  ------------

Proforma net earnings.........$    5.4    $     2.5       $    0.08        $   18.3      $  10.5    $   0.35
                              ==========  ==============  =============    ============  =========  ============

                                      -6-

                              Pathmark Stores, Inc.
 Reconciliation of GAAP Net Earnings (Loss) to Proforma Net Earnings (Unaudited)
                              (Dollars in millions)

                                                               52 Weeks Ended
                              ----------------------------------------------------------------------------
                                           January 29, 2005                        January 31, 2004
                              -----------------------------------    -------------------------------------
                                                           Per                                    Per
                                             Net of      diluted                    Net of      diluted
                                Pre-tax        tax        share        Pre-tax       tax         share
                              ----------  -----------  ----------    -----------  ---------  ------------
Net earnings (loss), as
  reported.................. $ (278.9)     $ (269.3)    $  (8.96)    $   28.3     $ 16.5      $   0.54
Impairment of goodwill
  and long-lived assets.....    270.4         263.6         8.76           -          -            -
Long-term disability -
  medical expense
  adjustment................      3.0           1.7         0.06           -          -            -
Depreciation adjustment
  on leasehold
  improvements..............      2.0           1.2         0.04           -          -            -
Deferred financing costs
  write-off and derivative
  settlement charge.........      1.7           1.0         0.03          6.3        3.7          0.13
Reorganization charges......       -             -           -            8.1        4.9          0.16
Deferred rent liability
  straight-line expense
  adjustment................     (4.8)         (2.8)       (0.09)          -          -            -
Gain on asset sales.........     (1.5)         (0.9)       (0.03)       (13.7)      (8.2)        (0.27)
Net tax provision
  adjustment related to
  state NOLs, net of a
  deferred tax liability
  Benefit...................       -            1.1         0.04           -          -            -
                            -------------  ----------   ---------    ----------- ---------  ------------
Proforma net earnings
  (loss).................... $   (8.1)     $   (4.4)    $  (0.15)    $   29.0    $  16.9      $   0.56
                            =============  ==========   =========    =========== =========  ============

                                      -7-

                              Pathmark Stores, Inc.
                          Notes to Financial Statements


a) Selling, general and administrative expenses ("SG&A") in the fourth quarter of fiscal 2004 is net of a $1.8 million credit to cumulatively correct the accounting for our operating leases and long-term disability plan. SG&A in fiscal 2004 is net of the aforementioned $1.8 million credit and a $1.5 million gain from the sale of real estate. SG&A in fiscal 2003 included a $13.7 million gain from the sale of real estate and an $8.1 million charge related to our store labor buyout initiative and corporate headcount reduction programs.

b) In the fourth quarter of fiscal 2004, the Company recorded a non-cash charge of $270.4 million, comprised of impairments of goodwill of $254.1 million and long-lived assets of $16.3 million. The goodwill impairment, which is not deductible for income tax purposes, represents the write down of the carrying value of the Company's goodwill to its implied fair value and is due to the Company's declining operating performance in fiscal 2004 and reduced valuation multiples in the retail grocery industry. Such negative factors are reflected in the Company's stock price and market capitalization. The long-lived assets impairment represents the write downs of eight stores to their fair market values.

c) Interest expense in fiscal 2004 included the write off of deferred financing costs of $1.7 million related to the refinancing and pay down of our Credit Agreement. Interest expense in fiscal 2003 included a derivative settlement charge of $3.7 million related to the termination and settlement of $150 million of our interest rate zero-cost collar and the write off of deferred financing costs of $2.6 million resulting from the repayment of $171 million of our term loan primarily from proceeds of additional borrowings of $150 million under our Senior Subordinated Notes. Interest expense in the fourth quarter of 2003 included a derivative settlement charge of $0.9 million related to the termination and settlement of the balance of our interest rate zero-cost collar and the write off of deferred financing costs of $0.7 million resulting from the repayment of $51 million of our term loan primarily from proceeds of additional borrowing of $50 million under our Senior Subordinated Notes.

d) The income tax benefit of $2.9 million and $9.6 million in the fourth quarter of fiscal 2004 and in fiscal 2004, respectively, include a tax provision of $1.1 million to record reserves for state net operating loss carryforwards, net of a deferred tax liability benefit. The effective tax rate, excluding the impairment of goodwill charge, in fiscal 2004 was 38.6% and the income tax provision of $11.8 million in fiscal 2003 was based on an effective tax rate of 41.6%.

e) FIFO EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization and the LIFO charge (credit) and before impairment charges. We believe that our investors find FIFO EBITDA, before impairment charges, to be a useful analytical tool for measuring our performance and for comparing our performance with the performance of other companies having different capital structures. In addition, FIFO EBITDA, before impairment charges, is consistent with the targets utilized in our incentive compensation program. FIFO EBITDA, before impairment charges, is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating earnings or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of FIFO EBITDA, before impairment charges, as presented below (in millions), may not be comparable to similarly titled measures reported by other companies:

                                                    13 Weeks Ended                52 Weeks Ended
                                              ----------------------------  ----------------------------
                                               January 29,    January 31,    January 29,     January 31,
                                                  2005           2004           2005            2004
                                              ------------  --------------  -------------  -------------
  Net earnings (loss)........................ $    (262.3)  $        9.6    $     (269.3)  $     16.5

  Adjustments to calculate FIFO EBITDA:
    Interest expense.........................        16.2           17.3            67.0         72.5
    Income tax provision (benefit)...........        (2.9)           7.1            (9.6)        11.8
    Depreciation and amortization............        24.8           20.8            89.4         84.0
    Impairment of goodwill and long-lived
       assets................................       270.4             --           270.4           --
    LIFO charge (credit).....................         1.2           (0.8)            2.0          0.1
                                              ------------  --------------  -------------  -------------
  FIFO EBITDA (before impairment charges).... $      47.4   $       54.0    $      149.9   $    184.9
                                              ============  ==============  =============  =============


                                      -8-